                                                                   EXHIBIT 4.4


                         SECURITY AGREEMENT (EQUIPMENT)


     SECURITY AGREEMENT (EQUIPMENT) dated as of May 21, 1997 by and between GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Debtor") and Fleet National Bank (the "Secured Party").

     WHEREAS, the Debtor and the Secured Party are parties to that certain letter agreement of even date herewith (the "Letter Agreement") pursuant to which the Secured Party may from time to time make loans (the "Term Loans") to the Debtor for the purpose of acquisition of certain items of equipment; and

     WHEREAS, the Term Loans are evidenced by the Debtor's $5,000,000 face principal amount promissory note of even date herewith (the "Term Note") payable to the order of the Secured Party; and

     WHEREAS, as a condition to the making of any Term Loan, the Secured Party requires that the Debtor grant to the Secured Party a security interest in the Collateral (as defined in Section 1);

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

     1. DEFINITIONS. As used in this Security Agreement, the following terms have the following meanings:

     "COLLATERAL" - All of the Equipment and all of the following:

     (a) all warranties, licenses, contract rights and other rights and interests pertaining to any of the Equipment and/or the use thereof, all whether now or hereafter existing or owned by the Debtor or in which the Debtor shall now or hereafter have any interest; and

     (b) all liens, guaranties, securities, rights, remedies and privileges pertaining to, and all proceeds (including, without limitation, insurance proceeds) of and all accessions to, any of the foregoing items of Collateral, all whether now or hereafter existing or owned by the Debtor or in which the Debtor shall now or hereafter have any interest.

     "EQUIPMENT" - All of the items listed on Exhibit A hereto, as same may be from time to time supplemented, and all accessions, additions, substitutions or replacements to or for any of such items and all attachments, components, accessories, parts and supplies relating thereto; all whether affixed or moveable and wherever located, and whether now existing and owned by the Debtor or herewith arising or acquired; provided, however, that the Debtor's Leasehold Improvements are expressly excluded from the definition of "Equipment" and "Collateral".

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     "EVENT OF DEFAULT" - The occurrence of any one or more of the following:
(i) any "Event of Default" as defined in any Loan Document; or (ii) any representation or warranty by the Debtor contained in this Security Agreement shall prove to have been inaccurate or incomplete in any material respect on the date when made; or (iii) the failure or default by the Debtor under any of Subsections 4(a), 4(c), 4(d), 4(e), 4(f) or 4(g); or (iv) any failure by the Debtor to perform or observe any of its other obligations or agreements under this Security Agreement, which failure remains uncured for thirty (30) days after notice thereof has been given to the Debtor.

     "LEASEHOLD IMPROVEMENTS" - All fixtures, equipment, improvements and appurtenances which are so attached to or built into the New Premises such that same are integrated with and incorporated into the real estate and cannot readily be removed, including, without limitation, heating, ventilation and air conditioning systems, laboratory hoods and laboratory benches.

     "LIEN" - Any lien, charge, encumbrance or security interest, whether voluntary or involuntary.

     "NEW PREMISES" - The Premises leased by the Debtor at 9 Fourth Avenue, Waltham MA, 02154.

     "LOAN DOCUMENTS" - This Security Agreement, the Letter Agreement, the Term Note and any other instruments, documents or other agreements made by the Debtor with or in favor of the Secured Party in connection with any Term Loan, all whether now existing or hereafter entered into or delivered.

     "OBLIGATIONS" - Any and all indebtedness, liabilities or obligations of the Debtor, joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, to or for the benefit of the Secured Party, including, without limitation, those arising out of or provided for in any of the Loan Documents, such term to include obligations to perform acts and refrain from taking action as well as obligations to pay money.

     "PERSON" - As defined in the Letter Agreement.

     "PREMISES" - All locations (whether owned, leased, operated or otherwise used by the Debtor) in which any of the Equipment is or will be located, all of which are listed on Exhibit B hereto together with the record owner of each such location.

     "UCC" - The Uniform Commercial Code as in effect from time to time in Massachusetts, except that with respect to Collateral located or deemed located in any other jurisdiction, such term shall refer to the Uniform Commercial Code as in effect in each such other jurisdiction.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.


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     2. GRANT OF SECURITY INTEREST. As security for the full and timely satisfaction of the Obligations, the Debtor hereby grants to the Secured Party a continuing security interest in the Collateral, and in each item thereof, all to the maximum extent that the Debtor has an interest therein or at any time in the future obtains such an interest.

     3. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Secured Party that:

     (a) The execution, delivery and performance by the Debtor of this Security Agreement, including the security interests herein granted or intended to be granted, has been duly authorized by all necessary corporate and other action and does not and will not:

     (i) require any waiver, consent or approval of its shareholders, any governmental authority or any other Person (other than the consent of Silicon Valley Bank obtained prior to the date hereof);

     (ii) contravene its charter or by-laws;

     (iii) to the best of the Debtor's knowledge, violate any provision of, or require any filing (other than the filing of financing statements under the UCC with respect to the security interests herein granted), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Debtor;

     (iv) result in a breach of or constitute a default or require any waiver or consent (other than the consent of Silicon Valley Bank obtained prior to the date hereof) under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is party or by which it or any of its properties may be bound or affected; or

     (v) result in, or require, the creation or imposition of any Lien (other than as created hereunder) upon or with respect to any of the properties now owned or hereafter acquired by the Debtor.

     (b) This Security Agreement has been duly executed and delivered on behalf of the Debtor and is a legal, valid and binding obligation of the Debtor.

     (c) No Obligation has been or will hereafter be incurred on account of personal, family or household purposes.

     (d) The principal place of business and chief executive offices of the Debtor are currently located at 303 Bear Hill Road, Waltham, MA 02154 and all of the books and records of the Debtor are currently kept at that location. Upon completion of the planned Leasehold


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Improvements, the primary place of business and chief executive offices of the
Debtor will be located at the New Premises. At such time, all of the books and records of the Debtor will be kept at the New Premises and none of the Collateral will be kept at any other location. The Debtor will be a tenant at the New Premises and the record owner of such location is as set forth on Exhibit B hereto.

     (e) The Debtor does not conduct business under any trade name or style other than its corporate name.

     (f) The Debtor owns (or, at the time each item of Equipment becomes Collateral hereunder, will own) the Collateral free and clear of all Liens except Liens in favor of the Secured Party.

     (g) This Agreement, coupled with the filing of appropriate UCC financing statements with appropriate public offices, creates in favor of the Secured Party a valid and perfected first priority security interest in the Collateral, which security interest secures the Obligations.

     (h) At the time of the making of each Term Loan, each item of the Equipment with respect to which such Term Loan is made will have been accepted by the Debtor and is in good repair, working order and condition, and the Debtor has not asserted (and the Debtor knows of no basis for) any material warranty or other claim against any seller or manufacturer thereof.

     4. COVENANTS. (a) PAYMENT AND PERFORMANCE. The Debtor shall unconditionally pay when due or within any applicable grace period (or on demand, if so payable) each Obligation and shall duly and punctually perform each Obligation.

     (b) FURTHER ASSURANCES. The Debtor will from time to time at its expense, upon the Secured Party's request, promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or that the Secured Party may reasonably request in order to perfect and/or protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to any Collateral. Without limitation of the foregoing, as a precondition to the making of each Term Loan, the Debtor will execute and deliver to the Secured Party (i) an agreement in form and substance satisfactory to the Secured Party amending Exhibit A hereto by adding to same (without deleting any items of Equipment previously shown thereon) a list of the additional items of Equipment to be purchased with the proceeds of such Term Loan and all such additional items of Equipment will thereupon be deemed included in the Equipment described in this Security Agreement, (ii) UCC financing statements which will be sufficient (when filed) to give the Secured Party a fully perfected first security interest in all of such additional items of Equipment, and (iii) a certificate of the Debtor confirming that the representation and warranties contained in Section 3 above remain true and correct as of the date of such Term Loan and taking into account such additional items of Equipment.


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     (c) INFORMATION. The Debtor shall maintain complete and accurate records of all of its Collateral and its dealings with respect thereto in accordance with generally accepted accounting principles applied on a consistent basis. Upon reasonable notice from time to time (and at any time and without notice after the occurrence and during the continuance of an Event of Default), the Debtor shall permit the Secured Party and its employees, representatives and agents access to the Premises and the Secured Party shall have the right to inspect the Collateral and make copies of such books and records. Notwithstanding the foregoing, (i) unless an Event of Default has occurred, the Secured Party shall not exercise the rights of access and inspection described in the immediately preceding sentence more than once in any calendar year and (ii) such rights of access and inspection will be subject to the execution by the Secured Party of such confidentiality agreement as may be reasonably requested by the Debtor and is reasonably satisfactory to the Secured Party. The Debtor shall from time to time furnish to the Secured Party such information concerning the Collateral as the Secured Party may reasonably request, and will promptly notify the Secured Party if any representation or warranty of the Debtor in Section 3 hereof becomes inaccurate, incomplete or misleading in any material respect.

     (d) INSURANCE. The Debtor shall at its expense maintain fire and extended coverage insurance policies insuring the Equipment, with responsible and reputable insurance companies or associations, in amounts sufficient to provide for full replacement cost coverage (with agreed amount endorsement) and in any event not less than the amount necessary to avoid co-insurance. All such insurance with respect to the Equipment shall name the Secured Party as secured party and first loss payee. All policies of such insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured without at least 15 days' prior written notice to the Secured Party. The Debtor shall upon the Secured Party's request deliver to the Secured Party duplicate policies of such insurance and/or binders, certificates or other evidence thereof (with evidence of premiums having been paid) from the insurer or a reputable insurance broker. In case of any casualty, loss or damage to which the following sentence is not applicable, the Debtor shall make the necessary repairs or replacements and shall be entitled to be reimbursed therefor from and to the extent of the proceeds of such insurance. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of Equipment shall be paid and applied as specified in Subsection 8(c) below.

     (e) TITLE; SALE OR REMOVAL OF COLLATERAL. The Debtor shall not create or suffer to exist any Lien in or on any of the Collateral, except the Lien of the Secured Party. The Debtor shall not, without the Secured Party's prior written approval, sell, transfer or remove from the Premises or otherwise dispose of any of the Collateral; provided that the Debtor may move the Collateral to a new facility within The Commonwealth of Massachusetts acquired or leased by the Debtor if the Debtor gives the Secured Party not less than thirty (30) days' prior written notice of such move and provides all such financing statements and other documentation as may be necessary to protect, perfect and/or confirm the first priority security interests granted or intended to be granted in this Security Agreement. Except as provided in the immediately preceding sentence, no Collateral will be located at any premises other than as described in Subsection 3(d) above. The Debtor (i) shall maintain books and records relating to Collateral only as described in Subsection 3(d) above, (ii) will not move its chief executive office or principal place of business


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from the existing location described in Subsection 3(d) above (except the move to the New Premises as described in Subsection 3(d) above), (iii) will not change its name or identity (or use any trade name or style except as described in Subsection 3(e) above), and (iv) will not make or suffer to be made any change in its corporate structure until, in each case, after receipt of a certificate from the Secured Party, signed by an officer thereof, stating that the Secured Party has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and/or confirm the first priority security interests granted or intended to be granted herein.

     (f) MAINTENANCE AND USE OF EQUIPMENT. The Debtor will maintain all Equipment in good order and condition, making all necessary repairs thereto. The Debtor will not suffer any waste or destruction of any Equipment, nor use any Equipment in violation of any applicable law or any insurance thereon. The Debtor will promptly restore or replace any Equipment damaged or destroyed by fire or other casualty, and this obligation will not be limited by the availability or sufficiency of insurance proceeds. The Debtor shall promptly furnish to the Secured Party a statement as to any casualty, loss or damage in excess of $10,000 to any Equipment.

     (g) TAXES. The Debtor promptly shall pay, as they become due and payable, all taxes, unemployment contributions and all other charges of any kind or nature levied, assessed or claimed against the Debtor or the Collateral by any Person whose claim could result in a Lien upon any of the Collateral, except to the extent such taxes, contributions or other charges are being contested in good faith and by appropriate proceedings which operate as a matter of law to stay the enforcement of any such Lien and adequate reserves have been established and are maintained by the Debtor.

     5. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. (a) The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, with full authority in the name, place and stead of the Debtor, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to obtain and adjust any insurance required pursuant to this Security Agreement and/or the Letter Agreement.

     (b) The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

     6. SECURED PARTY MAY PERFORM. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor as provided under Section 9 hereof, with interest as provided in the Letter Agreement.

     7. SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral actually in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as


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to any Collateral. The Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Secured Party's gross negligence or willful misconduct. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own like property, it being understood that the Secured Party shall be under no obligation to take any necessary steps to collect any Collateral or preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Debtor and shall be added to the Obligations.

     8. REMEDIES. If any Event of Default shall have occurred and be continuing:

     (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and also may without limitation:

         (i) require the Debtor to, and the Debtor hereby agrees that it will, at its expense and the upon reasonable request of the Secured Party, forthwith, assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party which is or are reasonably convenient to the respective parties;

         (ii) itself or through agents, without notice to any Person and without judicial process of any kind, enter the Debtor's Premises (or any other premises or location where any Collateral may be) and take physical possession of any Collateral or disassemble, render unusable and/or repossess any of the same, and the Debtor shall peacefully and quietly yield up and surrender the same; and

         (iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.

     (b) The Secured Party may maintain possession of Collateral at the Premises or remove the same or any part thereof to such places as the Secured Party may elect. The Debtor agrees that, to the extent notice of sale shall be required by law, 10 days' prior written notice to the Debtor shall constitute reasonable notification. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the items or amounts thereof and the location and nature thereof, and is published at least once in any newspaper selected by the Secured Party and of general circulation in the locale of such sale, not less than 10 days prior to the sale. The Secured Party shall not be obligated to make any sale of Collateral regardless of


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

notice of sale having been given and may be the purchaser at any such sale, if public, to the extent permitted by applicable law, free from any right of redemption. The Debtor shall be fully liable for any deficiency. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (c) Any cash held by the Secured Party as Collateral and all cash or other proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall be applied by the Secured Party in the following order of priorities:

     FIRST, to the payment of the reasonable costs and expenses of any sale or other expenses (including, without limitation, reasonable legal fees and expenses), liabilities and advances made or incurred by the Secured Party in connection therewith or referred to in Section 9 or provided for by the Letter Agreement;

     NEXT, to payment of interest on and principal of the Term Note and other charges relating thereto (in such order as may be provided for in the Letter Agreement or as otherwise determined by the Secured Party);

     NEXT, to the payment of any other Obligations; and

     FINALLY, after payment in full of all Obligations, to the payment to the Debtor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining of such cash.

     9. EXPENSES AND INDEMNIFICATION. The Debtor agrees to reimburse the Secured Party for and to indemnify and hold harmless the Secured Party from and against any and all liability, loss, damage, and all costs or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts and agents) imposed on, incurred by or asserted against the Secured Party arising out of or in connection with: preparation of this Security Agreement, the documents relating hereto, or amendments, modifications or waivers hereof; taxes (excluding any corporate excise or income taxes payable by the Secured Party by reason hereof or otherwise) and other governmental charges in connection with this Security Agreement and the Collateral; exercise of the Secured Party's rights with respect to this Security Agreement and the Collateral; any enforcement, collection or other proceedings resulting therefrom or any negotiations or other measures to preserve the Secured Party's rights hereunder; the custody or preservation of, or the sale of or other realization upon, any of the Collateral; any failure by the Debtor to perform or observe any of the provisions of this Security Agreement; any investigative, administrative or judicial proceeding (whether or not the Secured Party is designated a party thereto) relating to or arising out of this Security Agreement; or any bankruptcy, insolvency or other similar proceeding relating to the Debtor, unless the Secured Party was at fault with respect to such liability, loss, damage, cost or expense or acted in bad faith with respect thereto. The


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Debtor's obligations under the preceding sentence shall constitute Obligations and shall survive the termination of this Security Agreement.

     10. TERMINATION. This Security Agreement shall remain in full force and effect so long as any Obligation remains outstanding. Upon the satisfaction in full of all of the Obligations, the Secured Party shall, at the Debtor's expense, execute and deliver to the Debtor all instruments of assignment or otherwise as may be necessary to establish full title of the Debtor to any of the Collateral, subject to any prior sale or other disposition thereof pursuant to Section 8. Until then, this Security Agreement shall itself constitute conclusive evidence of the validity, effectiveness and continuing force hereof, and any Person may rely hereon.

     11. WAIVER; RIGHTS CUMULATIVE. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right or remedy hereunder or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by the Secured Party of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. The Secured Party's rights and remedies hereunder and under the Loan Documents shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     The provisions of this Security Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Debtor under any of the other Loan Documents or any other agreement with or for the benefit of the Secured Party. No inconsistency in default provisions between this Security Agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Debtor contained herein, nor any right or remedy of the Secured Party contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

     12. SEVERABILITY. In the event that any provision of this Security Agreement or the application thereof to any Person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Security Agreement and the application of such provision to Persons, properties and circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Security Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. BINDING EFFECT; ASSIGNMENT. This Security Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

     14. NOTICES. All notices and other communications under or relating to this Security Agreement shall be given in the manner and to the addresses of the parties provided for in ss.6.4 of the Letter Agreement.


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     15. HEADINGS. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

     16. GOVERNING LAW. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except that the creation, perfection and enforcement of security interests in any Collateral located in jurisdictions other than Massachusetts will be governed by the laws of the respective jurisdictions in which such Collateral is located.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.


                                          GELTEX PHARMACEUTICALS, INC.


                                          By /s/ Mark Skaletsky
                                            _____________________________
                                            Name: Mark Skaletsky
                                            Title: President



                                          FLEET NATIONAL BANK



                                          By /s/ Kimberly Martone
                                            _____________________________
                                            Name: Kimberly Martone
                                            Title: Vice President




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



                                    EXHIBIT A

To be supplied as Equipment is purchased.

                                              EXHIBIT B

         LOCATION                                    RECORD OWNER

         9 Fourth Avenue                             Nine Fourth Avenue LLC
         Waltham, MA